 Q4 Financial PerformanceFebruary 11, 2019  www.albint.com | AIN | #albint

 ‘Non-GAAP’ Items and Forward-Looking Statements  This presentation contains the following non-GAAP measures:Percentage changes in net sales, excluding currency rate effects (for each segment, and the Company as a whole);Adjusted EBITDA (for each segment, and the Company as a whole; absolute and as a percentage of sales);Net debt; andNet income per share attributable to the Company, excluding adjustments. We think such items provide useful information to investors regarding the Company’s core operational performance. See the Company’s earnings release (which accompanies this presentation) for additional information including reconciliations to GAAP measures.  This presentation also may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. We disclaim any obligation to update any information in this presentation to reflect any changes or developments after the date on the cover page. Certain additional disclosures regarding our use of these ‘non-GAAP’ items and forward-looking statements are set forth in our fourth-quarter earnings press release dated February 11, 2019, and in our SEC filings, including our most recent quarterly reports and our annual reports for the years ended December 31, 2015, 2016, and 2017. Our use of such items in this presentation is subject to those additional disclosures, which we urge you to read.  2

 Net Sales by Segment  3    (in thousands, except percentages)   Net SalesThree Months endedDecember 31, 2018 2017      PercentChange  Impact of Changesin CurrencyTranslation Rates  Increase /(decrease) due to ASC 606  Percent Changeexcluding Currency Rate and ASC 606 Effects  Machine Clothing (MC)   $150,693   $150,263   0.3%   $(2,547)   $(3,781)   4.5%  Albany Engineered Composites (AEC)   100,920   76,465   32.0%   (685)   (1,088)   34.3%  Total   $251,613   $226,728   11.0%   $(3,232)   $(4,869)   14.5%    (in thousands, except percentages)   Net SalesYears endedDecember 31, 2018 2017      PercentChange  Impact of Changesin CurrencyTranslation Rates  Increase /(decrease) due to ASC 606  Percent Changeexcluding Currency Rate and ASC 606 Effects  Machine Clothing (MC)   $611,858   $590,357   3.6%   $6,128   $(3,970)   3.3%  Albany Engineered Composites (AEC)   370,621   273,360   35.6%   2,399   (3,150)   35.9%  Total   $982,479   $863,717   13.8%   $8,527   $(7,120)   13.6%

 Gross Profit Margin by Quarter  4  Includes 7.3% impact from profitability revision in two AEC contracts  * Reflects correction of immaterial errors related to the implementation of ASC 606 in the Company’s quarterly financial statements for the first three quarters of 2018.

Net Income (GAAP) and Adjusted EBITDA (non-GAAP) by Segment

	Three Months ended December 31, 2018				Three Months ended December 31, 2017			
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$42,884	$6,667	$(12,137)	$37,414	$34,614	$585	$(11,984)	$23,215
Interest, taxes, other income/expense	-	-	(20,142)	(20,142)	-	-	(18,057)	(18,057)
Net income (GAAP)	42,884	6,667	(32,279)	17,272	34,614	585	(30,041)	5,158
Interest expense, net	-	-	4,594	4,594	-	-	4,049	4,049
Income tax expense	-	-	10,538	10,538	-	-	9,985	9,985
Depreciation and amortization	6,542	10,909	1,162	18,613	8,429	8,920	1,351	18,700
EBITDA (non-GAAP)	49,426	17,576	(15,985)	51,017	43,043	9,505	(14,656)	37,892
Restructuring expenses, net	1,756	80	20	1,856	2,417	854	-	3,271
Foreign currency revaluation (gains)/losses	26	3	2,878	2,907	(524)	44	2,325	1,845
Write-off of inventory in a discontinued product line	-	-	-	-	-	(355)	-	(355)
Pension settlement /curtailment charge	-	-	1,494	1,494	-	-	-	-
Pretax (income)/loss attributable to noncontrolling interest in ASC	-	422	-	422	-	746	-	746
Adjusted EBITDA (non-GAAP)	$51,208	$18,081	$(11,593)	$57,696	$44,936	$10,794	$(12,331)	$43,399

© 2018 Albany International Corp.

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Net Income (GAAP) and Adjusted EBITDA (non-GAAP) by Segment

ALBANY INTERNATIONAL

	Year ended December 31, 2018				Year ended December 31, 2017			
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company	Machine Clothing	Albany Engineered Composites *	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$169,836	$16,647	$(49,075)	$137,408	$153,980	$(31,657)	$(43,647)	$78,676
Interest, taxes, other income/expense	-	-	(54,389)	(54,389)	-	-	(46,091)	(46,091)
Net income (GAAP)	169,836	16,647	(103,464)	83,019	153,980	(31,657)	(89,738)	32,585
Interest expense, net	-	-	18,124	18,124	-	-	17,091	17,091
Income tax expense	-	-	32,228	32,228	-	-	22,123	22,123
Depreciation and amortization	30,813	43,205	5,018	79,036	33,527	33,533	4,896	71,956
EBITDA (non-GAAP)	200,649	59,852	(48,094)	212,407	187,507	1,876	(45,628)	143,755
Restructuring expenses, net	12,278	3,048	244	15,570	3,429	10,062	-	13,491
Foreign currency revaluation (gains)/losses	(826)	547	(62)	(341)	3,903	214	4,644	8,761
Write-off of inventory in a discontinued product line	-	-	-	-	-	2,800	-	2,800
Pension settlement/curtailment charge	-	-	1,494	1,494	-	-	-	-
Pretax (income)/loss attributable to noncontrolling interest in ASC	-	(197)	-	(197)	-	567	-	567
Adjusted EBITDA (non-GAAP)	$212,101	$63,250	$(46,418)	$228,933	$194,839	$15,519	$(40,984)	$169,374

* Includes $15.8 million charge for AEC contract revisions

© 2018 Albany International Corp.

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Earnings Per Share  7  *Includes $0.31 charge for AEC contract revisions      Per share amounts (Basic)  Three Months endedDecember 31, 2018 2017     YearsendedDecember 31, 2018 2017 *    Net income attributable to the Company, as reported (GAAP)  $0.55  $0.18  $2.57  $1.03  Adjustments:          Restructuring expenses, net  0.04  0.07  0.34  0.27  Discrete tax adjustments and effect of change in income tax rate  0.05  0.16  (0.12)  0.14  Foreign currency revaluation losses/(gains)  0.06  0.04  (0.01)  0.18  Write-off of inventory in a discontinued product line  -  (0.01)  -  0.05  Pension settlement/curtailment charge  0.04  -  0.04  -  Net income attributable to the Company, excluding adjustments (non-GAAP)  $0.74  $0.44  $2.82  $1.67

 Total Debt (GAAP) and Net Debt* (non-GAAP) $ thousands  8  * Total debt less cash see table 22 for reconciliation of total debt to net debt

 Summary Financial InformationQ1 through Q3 2018, as revised*  9  (dollars in thousands, except per share data)  Machine Clothing segment         (in thousands)   Q1    Q2  Q3  Nine Months ended September 30, 2018  Net sales  $141,773   $161,784   $157,608   $461,165   Gross profit   $66,311   $79,072   $78,728  $224,111  Gross profit percentage   46.8%   48.9%   50.0%   48.6%  Operating income   $26,941   $50,314   $49,700  $126,955  Net income attributable to the Company  -  -  -  -  Earnings per share - basic  -  -  -  -  Adjusted EBITDA (non-GAAP)  $45,169   $57,965   $57,759   $160,893   Total Company         Q1    Q2  Q3   Nine Months ended September 30, 2018  $223,603   $255,374   $251,889   $730,866    $77,782   $91,643   $92,402  $261,827   34.8%   35.9%   36.7%   35.8%   $17,004   $42,156   $40,834   $99,994   $7,662   $29,902   $27,736   $65,300   $0.24   $0.93   $0.86   $2.02  $47,118   $61,411   $62,708   $171,237   * Reflects correction of immaterial errors related to the implementation of ASC 606 in the Company’s quarterly financial statements for the first three quarters of 2018.